Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-284736 and 333-279154), Form S-3 (File Nos. 333-266722, 333-289679, 333-291977, 333-293312), and Form S-8 (File Nos. 333-259052) of our report dated April 7, 2025, with respect to the consolidated financial statements of AVAX One Technology Ltd. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Costa Mesa, CA

March 31, 2026